Exhibit 4.5

                          STOCK COMPENSATION AGREEMENT

      THIS AGREEMENT, is made effective May 13, 2007, and is by and between Perfisans Holdings Limited with address at 7828 Kennedy Road, Suite 201, Markham, Ontario, Canada, L3R 6P1 (the "Company") and PAC-AM International Corporation with address at 1865 Concourse Drive, San Jose, CA 95131 ("PACAM"):

      WHEREAS PACAM has provided good and valuable services to the Company as detailed on Exhibit A hereto:

      The Company does not currently have adequate cash available to pay PACAM in cash for the services provided by him and to pay for the ongoing operation of the Company; and

      PACAM is willing to accept shares of the Company's Common Stock in lieu of cash for the services provided by him under the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PACAM and the Company agree as follows:

1. The Company and PACAM agree that the value of the services performed by PACAM is equal to the amount set forth in Exhibit A hereto, and that the services shown represent all of the which PACAM is entitled to compensation.

2. The Company hereby agrees to issue the number of shares of the Company's Common Stock set forth on Exhibit A hereto, and PACAM hereby agrees to accept such shares in full payment for the services detailed on Exhibit A hereto, and it is agreed that the value of each share of common stock is equal in value to $0.02.

3. PACAM represents and warrants to the Company that he is acquiring the shares of Common Stock for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such shares of Common Stock.

4. PACAM hereby acknowledges that, upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the shares of Common Stock will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN


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EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN
AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

5. The Company will use its best efforts to register the shares of Common Stock issued pursuant to this Agreement for resale by PACAM in a registration statement to be filed under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             PERFISANS HOLDINGS LIMITED



                                        By: /s/ Bok Wong
                                            _______________________
                                            Bok Wong CEO


                                            PAC-AM INTERNATIONAL CORPORATION


                                            /s/ Ken Chang
                                            _______________________
                                            (Signature)

                    EXHIBIT A TO STOCK COMPENSATION AGREEMENT

Name: PAC-AM International Corporation

Description of Services Provided: Consulting services for business development, strategic merge and acquisition advices

Agreed Value of Services: $60,000.00

Terms: 6 Months.

Number of Shares of Common Stock to be issued under Agreement: 3,000,000